UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20810 Fernbush Lane Houston, Texas	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 821-9091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                 Results of Operations and Financial Condition.

On August 10, 2009, the Company issued a press release announcing operating results for the second quarter and the six months ended June 30, 2009.  A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the press release shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act of 1934 or otherwise subject to the liabilities of that section, and such information and exhibit shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934 or under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such a filing.

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 6, 2009, the Board of Directors of the Company, on the recommendation of its Corporate Governance & Nominating Committee, amended the Company's Code of Business Conduct & Ethics (Code).  The amendment adds to the Code's requirement that officers annually reaffirm their adherence to the Code, a series of questions designed to determine whether the officer has any relationship with any suppliers of the Company, with any business transactions of the Company or with any competitors of the Company.

A copy of the Code as amended is posted on the Company's website, www.sterlingconstructionco.com.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description
14.0	Code of Business Conduct & Ethics as amended August 6, 2009 (filed herewith)
99.1	Press release, dated August 10, 2009 (furnished herewith)

* * * * *

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 10, 2009                                                                           Sterling Construction Company, Inc.

/s/ Roger M. Barzun
Roger M. Barzun
Senior Vice President
____________________________

Exhibit Index
Exhibit Number	Description
14.0	Code of Business Conduct & Ethics as amended August 6, 2009 (filed herewith)
99.1	Press release, dated August 10, 2009 (furnished herewith)